Exhibit 10.7

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
AMENDMENT NO. 1 TO
AMENDED AND RESTATED
WALMART MONEYCARD PROGRAM AGREEMENT

This Amendment No. 1 to the Amended and Restated Walmart MoneyCard Program Agreement ("Amendment") is made as of May 2, 2016 ("Amendment Effective Date"), by and among Wal-Mart Stores, Inc., a Delaware corporation, Wal-Mart Stores Texas L.L.C., a Delaware limited liability company, Wal-Mart Louisiana, LLC, a Delaware limited liability company, Wal-Mart Stores Arkansas, LLC, an Arkansas limited liability company, Wal-Mart Stores East, L.P., a Delaware limited partnership and Wal-Mart Puerto Rico, Inc., a Puerto Rico corporation (each of the foregoing entities, individually and collectively, "Retailer"), (2) Green Dot Corporation ("GDC" or "Green Dot"), a Delaware corporation, and (3) Green Dot Bank, a Utah chartered Fed member bank and wholly owned subsidiary of GDC ("Bank"). Each of the foregoing parties is sometimes referred to herein as "Party," and collectively they are referred to as the "Parties."

WHEREAS, Retailer, Green Dot and Bank are party to that certain Amended and Restated Walmart Money Card Program Agreement, dated as of May 1, 2015 (as amended,"Agreement");

WHEREAS, pursuant to the Agreement, Retailer markets and sells the MoneyCard (as defined in the Agreement);

WHEREAS, Retailer, Bank and Green Dot desire to amend the Agreement to provide for a no-fee cash-off option for MoneyCards at Retailer's stores, as further set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1.Capitalized terms used in this Amendment and not specifically defined in this Amendment have the meaning ascribed to such terms in the Agreement.

2.Section 1.1 of the Agreement is amended by adding the following definition after the definition of "Cardholder Website" and before the definition of "CEOs":

"Cash-Off Services" means services whereby a Cardholder, upon presentation and swipe of a MoneyCard at a point-of-sale terminal at a Store and Retailer's receipt of an authorization for such transaction from GDC or Bank, may receive at a point-of-sale terminal at such

Exhibit 10.7

Store cash from available funds from the balance of the Cardholder's MoneyCard in an amount requested by the Cardholder but not exceeding $1,000 per transaction.

3.    Section 1.1 of the Agreement is amended by deleting the definition of "Daily Report" in its entirety and replacing it with the following:

"Daily Report" means a written report from GDC to Retailer identifying (i) the Gross Settlement Amount due Bank for each Billing Period; (ii) the amount of cash (disbursements from completed Cash-Off Services transactions due Retailer for each Billing Period; and (iii) the service fee payable to Walmart for Cash-Off Services transactions.

4.     Section 1.1 of the Agreement is amended by deleting the definition of "Services" in its entirety and replacing it with the following:

"Services" means the POS Loads, POS Reloads, Cash-Off Services, and other related services in connection with the offering of the Products under this Agreement.

5.     Section 2 of the Agreement is amended by the addition of a new Section 2.14 as set forth below:

2.14. Cash-Off Services. Effective upon a date to be mutually agreed upon by the Parties, Retailer agrees to provide, and Green Dot agrees to pay for, Cash-Off Services at the Stores. Retailer will not charge Cardholders a fee for Cash-Off Services. Green Dot will pay Retailer a service fee equal to [*] ([*]) for each such completed Cash-Off Services transaction where no customer fee is charged, to be paid monthly at the same time as GDC's payment of Retailer's share of Total Program Revenue in accordance with Section 3.2 of the Agreement.

6.     Miscellaneous. Except as expressly amended or supplemented hereby, the terms and conditions of the Agreement shall remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the Agreement, the terms of this Amendment shall control. This Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement. The Parties may execute and deliver this Amendment electronically, including by facsimile.

[Signature page follows]

*Confidential Treatment Requested

Exhibit 10.7

IN WITNESS WHEREOF, Retailer, Bank and Green Dot have caused this Amendment to be executed by their respective officers or agents thereunto duly authorized as of the Amendment Effective Date.

WAL-MART STORES, INC.
WAL-MART STORES ARKANSAS, LLC
WAL-MART STORES EAST, L.P.
WAL-MART STORES TEXAS, L.L.C.
WAL-MART LOUISIANA, L.L.C
WAL-MART PUERTO RICO, INC.

By:    /s/ Daniel J. Eckert
Name: Daniel J. Eckert
Title: Senior Vice President
GREEN DOT BANK By: /s/ Lewis Goodwin Name: Lewis Goodwin Title: CEO & President

GREEN DOT CORPORATION By: /s/ Steven W. Streit Name: Steven W. Streit Title: CEO